Exhibit 99.1

FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces Third Quarter Results
Strong revenue growth, improvements in productivity and U.S. Tax Reform drive GAAP earnings growth of 5 percent and adjusted earnings growth of 27 percent

PITTSBURGH, October 24, 2018 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the third quarter of 2018.

Quarterly Highlights

•
Revenue was $331 million, increasing 12 percent from a year ago on a reported basis and 14 percent on a constant currency basis, driven by strong organic growth across the company’s core product portfolio.

•
GAAP operating income was $40 million or 12.1 percent of sales, compared to $40 million or 13.5 percent of sales in the same period a year ago. Adjusted operating income increased 20 percent to $57 million or 17.2 percent of sales, compared to $47 million or 16.0 percent of sales in the same period a year ago.

•
GAAP earnings were $34 million or $0.86 per diluted share, compared to $32 million or $0.83 per diluted share in the same period a year ago. Adjusted earnings increased 27 percent to $45 million or $1.16 per diluted share, compared to $35 million or $0.92 per diluted share in the same period a year ago.

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Comments from Management
“Our third quarter results reflect strong returns on investments we've made in new product development and restructuring programs,” said Nish Vartanian, MSA President and CEO. "We realized double-digit organic revenue growth and our ongoing focus on productivity helped convert that into 27 percent growth in adjusted earnings,” he said.

Mr. Vartanian continued, "It's encouraging to see both the step-change in profitability and improvements in free cash flow." The company's adjusted operating margin increased 120 basis points while free cash flow generation remained strong, with free cash flow conversion in excess of 100 percent of net income in the third quarter. Mr. Vartanian noted that despite investing heavily in research and development projects that will drive future revenue growth, the company’s incremental operating margins are approaching 30 percent for the quarter and year to date.

"Our incoming order book and backlog levels point to sustained strength across our core product portfolio, and we continue to see exciting wins in our industrial and fire service market segments. With this momentum, our global teams remain highly focused on executing our strategy and strengthening our market positions in our core products, while continuing to improve productivity and drive free cash flow,” Mr. Vartanian said. “I’m confident that formula will continue to position us well as we work to increase value for all MSA stakeholders," he concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net sales	$331,096	$296,129	$996,320	$850,669
Cost of products sold	182,794	163,926	546,844	465,780
Gross profit	148,302	132,203	449,476	384,889

Selling, general and administrative	78,013	72,852	240,226	223,741
Research and development	13,296	12,351	39,752	35,282
Restructuring charges	2,615	3,214	10,223	16,920
Currency exchange (gains) losses, net	(252)	562	2,571	3,994
Other operating expense	14,627	3,346	25,469	32,956
Operating income	40,003	39,878	131,235	71,996

Interest expense	4,492	3,961	14,454	10,566
Loss on extinguishment of debt	1,494	—	1,494	—
Other income, net	(4,252)	(1,720)	(8,292)	(4,406)
Total other expense, net	1,734	2,241	7,656	6,160

Income before income taxes	38,269	37,637	123,579	65,836
Provision for income taxes	4,206	5,411	23,606	6,306
Net income	34,063	32,226	99,973	59,530
Net income attributable to noncontrolling interests	(346)	(160)	(706)	(519)
Net income attributable to MSA Safety Incorporated	$33,717	$32,066	$99,267	$59,011

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.88	$0.84	$2.59	$1.55
Diluted	$0.86	$0.83	$2.55	$1.52

Basic shares outstanding	38,417	38,074	38,328	37,970
Diluted shares outstanding	39,036	38,702	38,914	38,692

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$118,161	$134,244
Trade receivables, net	236,245	244,198
Inventories	183,829	153,739
Notes receivable, insurance companies	3,525	17,333
Other current assets	131,577	72,783
Total current assets	673,337	622,297

Property, net	150,569	157,014
Prepaid pension cost	91,914	83,060
Goodwill	416,779	422,185
Notes receivable, insurance companies, noncurrent	60,726	59,567
Insurance receivable, noncurrent	49,280	123,089
Other noncurrent assets	208,078	217,614
Total assets	$1,650,683	$1,684,826

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,005	$26,680
Accounts payable	71,659	87,061
Other current liabilities	216,283	175,538
Total current liabilities	307,947	289,279

Long-term debt, net	370,195	447,832
Pensions and other employee benefits	167,373	170,773
Deferred tax liabilities	8,973	9,341
Product liability and other noncurrent liabilities	136,489	165,023
Total shareholders' equity	659,706	602,578
Total liabilities and shareholders' equity	$1,650,683	$1,684,826

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$34,063	$32,226	$99,973	$59,530
Depreciation and amortization	9,378	9,929	28,585	27,665
Change in working capital and other operating	77,374	809	57,639	102,051
Cash flow from operating activities	120,815	42,964	186,197	189,246

Capital expenditures	(9,808)	(5,603)	(18,620)	(11,730)
Acquisition, net of cash acquired	—	(213,990)	—	(213,990)
Purchase of short-term investments	(57,090)	—	(57,090)	—
Property disposals	942	52	4,001	729
Cash flow used in investing activities	(65,956)	(219,541)	(71,709)	(224,991)

Change in debt	(38,390)	200,540	(80,675)	75,900
Cash dividends paid	(14,624)	(13,376)	(42,605)	(39,200)
Company stock purchases under repurchase program	—	(11,781)	—	(11,781)
Other financing	(1,313)	(346)	(575)	7,209
Cash flow (used in) provided by financing activities	(54,327)	175,037	(123,855)	32,128

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,822)	(1,705)	(9,952)	1,622

Decrease in cash, cash equivalents and restricted cash	$(1,290)	$(3,245)	$(19,319)	$(1,995)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended September 30, 2018
Sales to external customers	$209,343	$121,753	$—	$331,096
Operating income				40,003
Operating margin %				12.1%
Restructuring charges				2,615
Currency exchange gains, net				(252)
Other operating expense				14,627
Strategic transaction costs				56
Adjusted operating income (loss)	51,532	13,329	(7,812)	57,049
Adjusted operating margin %	24.6%	10.9%		17.2%

Three Months Ended September 30, 2017
Sales to external customers	$186,898	$109,231	$—	$296,129
Operating income				39,878
Operating margin %				13.5%
Restructuring charges				3,214
Currency exchange losses, net				562
Other operating expense				3,346
Strategic transaction costs				386
Adjusted operating income (loss)	45,365	10,229	(8,208)	47,386
Adjusted operating margin %	24.3%	9.4%		16.0%

	Americas	International	Corporate	Consolidated
Nine Months Ended September 30, 2018
Sales to external customers	$633,812	$362,508	$—	$996,320
Operating income				131,235
Operating margin %				13.2%
Restructuring charges				10,223
Currency exchange losses, net				2,571
Other operating expense				25,469
Strategic transaction costs				208
Adjusted operating income (loss)	151,456	41,960	(23,710)	169,706
Adjusted operating margin %	23.9%	11.6%		17.0%

Nine Months Ended September 30, 2017
Sales to external customers	$528,426	$322,243	$—	$850,669
Operating income				71,996
Operating margin %				8.5%
Restructuring charges				16,920
Currency exchange losses, net				3,994
Other operating expense				32,956
Strategic transaction costs				3,365
Adjusted operating income (loss)	125,087	30,146	(26,002)	129,231
Adjusted operating margin %	23.7%	9.4%		15.2%

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The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, other operating expense and strategic transaction costs. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended September 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	22%	12%	7%	11%	6%	13%	12%	9%	12%
Plus: Currency translation effects	1%	1%	4%	2%	1%	2%	2%	3%	2%
Constant currency sales change	23%	13%	11%	13%	7%	15%	14%	12%	14%
Less: Acquisitions	—%	29%	—%	—%	—%	—%	1%	—%	1%
Organic constant currency change	23%	(16)%	11%	13%	7%	15%	13%	12%	13%

	Nine Months Ended September 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	12%	110%	10%	13%	10%	10%	20%	4%	17%
Plus: Currency translation effects	(1)%	(2)%	1%	(1)%	(2)%	(1)%	(2)%	(1)%	(1)%
Constant currency sales change	11%	108%	11%	12%	8%	9%	18%	3%	16%
Less: Acquisitions	—%	113%	—%	—%	—%	—%	9%	—%	8%
Organic constant currency change	11%	(5)%	11%	12%	8%	9%	9%	3%	8%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended September 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	23%	20%	5%	12%	4%	20%	14%	(2)%	12%
Plus: Currency translation effects	1%	—%	4%	2%	1%	2%	1%	3%	2%
Constant currency sales change	24%	20%	9%	14%	5%	22%	15%	1%	14%
Less: Acquisitions	—%	32%	—%	—%	—%	—%	2%	—%	2%
Organic constant currency change	24%	(12)%	9%	14%	5%	22%	13%	1%	12%

	Nine Months Ended September 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	177%	9%	13%	9%	16%	24%	(5)%	20%
Plus: Currency translation effects	1%	1%	3%	1%	—%	1%	1%	2%	1%
Constant currency sales change	9%	178%	12%	14%	9%	17%	25%	(3)%	21%
Less: Acquisitions	—%	183%	—%	—%	—%	—%	15%	—%	12%
Organic constant currency change	9%	(5)%	12%	14%	9%	17%	10%	(3)%	9%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended September 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	19%	(18)%	14%	8%	7%	4%	9%	23%	11%
Plus: Currency translation effects	4%	1%	4%	4%	2%	2%	3%	4%	3%
Constant currency sales change	23%	(17)%	18%	12%	9%	6%	12%	27%	14%
Less: Acquisitions	—%	2%	—%	—%	—%	—%	1%	—%	—%
Organic constant currency change	23%	(19)%	18%	12%	9%	6%	11%	27%	14%

	Nine Months Ended September 30, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(a)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	20%	3%	13%	13%	11%	3%	12%	14%	12%
Plus: Currency translation effects	(5)%	(6)%	(3)%	(4)%	(5)%	(4)%	(5)%	(4)%	(4)%
Constant currency sales change	15%	(3)%	10%	9%	6%	(1)%	7%	10%	8%
Less: Acquisitions	—%	2%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency change	15%	(5)%	10%	9%	6%	(1)%	7%	10%	8%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended September 30, 2018
	Consolidated	Americas	International
Breathing Apparatus	23%	24%	23%
Fall Protection	15%	22%	6%
Portable Gas Detection	13%	14%	12%
Firefighter Helmets and Protective Apparel(a)	13%	20%	(17)%
Industrial Head Protection	11%	9%	18%
Fixed Gas and Flame Detection	7%	5%	9%
Core Sales	14%	15%	12%
Core excluding Acquisitions	13%	13%	11%

Non-Core Sales	12%	1%	27%

Net Sales	14%	14%	14%
Net Sales excluding Acquisitions	13%	12%	14%

	Nine Months Ended September 30, 2018
	Consolidated	Americas	International
Breathing Apparatus	11%	9%	15%
Fall Protection	9%	17%	(1)%
Portable Gas Detection	12%	14%	9%
Firefighter Helmets and Protective Apparel(a)	108%	178%	(3)%
Industrial Head Protection	11%	12%	10%
Fixed Gas and Flame Detection	8%	9%	6%
Core Sales	18%	25%	7%
Core excluding Acquisitions	9%	10%	7%

Non-Core Sales	3%	(3)%	10%

Net Sales	16%	21%	8%
Net Sales excluding Acquisitions	8%	9%	8%

(a) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change

Net income attributable to MSA Safety Incorporated	$33,717	$32,066	5%	$99,267	$59,011	68%
Tax benefit associated with U.S. Tax Reform	(1,956)	—		(1,956)	—
Tax benefit associated with European reorganization	—	(2,474)		—	(2,474)
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(430)	(98)		(2,306)	(6,910)
Subtotal	31,331	29,494	6%	95,005	49,627	91%

Restructuring charges	2,615	3,214		10,223	16,920
Currency exchange (gains) losses, net	(252)	562		2,571	3,994
Loss on extinguishment of debt	1,494	—		1,494	—
Other operating expense	14,627	3,346		25,469	32,956
Strategic transaction costs	56	386		208	3,365
Asset related (gain) losses and other, net	(733)	30		415	274
Income tax expense on adjustments	(4,024)	(1,598)		(9,645)	(16,367)
Adjusted earnings	$45,114	$35,434	27%	$125,740	$90,769	39%

Adjusted earnings per diluted share	$1.16	$0.92	26%	$3.23	$2.35	37%

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free Cash Flow (Unaudited)
(In thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Cash flow from operating activities	$120,815	$42,964	$186,197	$189,246
Capital expenditures	(9,808)	(5,603)	(18,620)	(11,730)

Free cash flow	$111,007	$37,361	$167,577	$177,516

Net income attributable to MSA Safety Incorporated	$33,717	$32,066	$99,267	$59,011

Free cash flow conversion	329%	117%	169%	301%

Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income attributable to MSA. There can be no assurances that MSA's definition of free cash flow is consistent with that of other companies. As such, management believes that it is appropriate to consider cash from operating activities determined on a GAAP basis as well as free cash flow.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2017 revenues of $1.2 billion, MSA employs approximately 4,700 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2018. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors. MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted earnings, adjusted earnings per diluted share and free cash flow. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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